Exhibit 99.1

BSML (Previously BriteSmile) Reports Third Quarter 2006 Results

WALNUT CREEK, Calif., Nov. 14 /PRNewswire-FirstCall/ -- BSML, Inc. (Nasdaq: BSML) formerly BriteSmile, Inc., a leading provider of state-of-the- art teeth-whitening services and products, today released results for the third quarter ended September 30, 2006.

The results of BSML’s continuing operations for the third quarter 2006 and all prior comparative quarters presented in this report reflect the results of BSML’s 17 whitening centers, our retail product sales, supporting overhead, and related assets and liabilities.

Discontinued operations presented in this report for all earlier comparative periods reflect the results of the Associated Centers business that was sold in March, 2006.

For BSML’s continuing business, total revenue reported for the third quarter was $6.7 million, up 30% compared to $5.2 million in the third quarter of 2005.

The net loss in the third quarter of 2006 was $5.7 million or $(0.54) per share. This compares to a net loss of $2.7 million or $(0.25) per share for continuing operations in the third quarter of 2005. The loss in the third quarter 2006 reflects approximately $5.8 million of reserves and expenses due to certain legal matters. Excluding the impact of these legal reserves and expenses, BSML was close to breakeven on a net-income basis. At the end of September, the Company had $6.5 million of restricted cash reserved for the settlement of legal claims.

EBITDA (earnings before interest, tax, depreciation, and amortization) for the third quarter ended September 30, 2006 was a negative $5.8 million, compared to a negative EBITDA of $2.3 million in the third quarter of 2005. Excluding the $5.8 million of reserves and expenses related to legal claims, BSML achieved breakeven EBITDA for the third quarter.

EBITDA is a non-GAAP financial measure. More information regarding this non-GAAP financial measure, and a reconciliation of EBITDA to net loss, the most directly comparable GAAP measure, is provided below.

“I am pleased with the performance of BSML in the third quarter,” said John Reed, CEO of BSML. “Total whitening procedures performed in our 17 centers increased by 72% in the third quarter of 2006 compared to a year ago. This increase reflects a continued strong response to our lower procedure price of $399 combined with our free Smile Forever promotion, and higher sales of BriteSmile-to-Go whitening pen through the QVC television channel. While I am disappointed with the amount of legal expenses and accrual charges required in the third quarter, the Company is working very hard to resolve these legacy litigation issues as quickly and as cost-effectively as possible. Our whitening center and retail business has continued to show significant improvement over the prior year, including tight operating expense controls both in the centers and in our corporate office,” said Mr. Reed.

BSML will not have an earnings conference call this quarter. Please consult the Company’s third quarter Form 10-Q filed with the SEC for more information regarding third quarter 2006 results.

BSML markets the most advanced teeth whitening technology available through 17 state-of-the-art BSML Professional Teeth Whitening Centers under the “BriteSmile” brand. BSML Centers are currently operating in Beverly Hills, Irvine, Palo Alto, Walnut Creek, San Francisco and La Jolla, CA; Houston, TX; Denver, CO; Boston, MA; McLean, VA; Atlanta, GA; New York, NY; Chicago and Schaumburg, IL; and, Phoenix, AZ. For more information about BSML’s procedure, call 1-800-BRITESMILE or visit the Company’s Website at www.britesmile.com.

This release, other than historical information, consists of forward- looking statements that involve risks and uncertainties such as the Company’s ability to successfully and profitably operate the Spa Center business. Readers are referred to the documents filed by BSML with the Securities and Exchange Commission, specifically the Company’s most recent reports on Forms 10-K and 10-Q, that identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements. BSML and its affiliates disclaim any intent or obligation to update these forward- looking statements.

Non-GAAP Financial Information

BSML provides non-GAAP EBITDA or earnings before interest, taxes, depreciation and amortization as additional information for its operating results. These measures are not in accordance with, or an alternative for financial measures calculated in accordance with generally accepted accounting principles, including net income or loss, the most directly comparable GAAP measure, and may be different from non-GAAP measures used by other companies. BSML’s management believes this non-GAAP measure is useful to investors because of: (i) the significant amount of non-cash depreciation and amortization historically incurred by the Company in its operating results ($0.7 million in 2005 and $0.4 million in 2006), (ii) the non-cash amortization of the discount on debt of $0.7 million in the third quarter of 2005, and (iii) the loss on the early extinguishment of debt of $5.0 million reported year-to-date 2006. Investors are cautioned that the items excluded from EBITDA are significant components in understanding and assessing BSML’s financial performance.

BSML, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In Thousands Except Share Data)

	13 Weeks Ended 9/30/2006	13 Weeks Ended 9/24/2005	39 Weeks Ended 9/30/2006	39 Weeks Ended 9/24/2005

REVENUES:
Center whitening fees, net	$5,768	$4,178	$16,711	$12,758
Product and other revenue	$943	$972	$3,795	$2,798
Total revenues, net	$6,711	$5,150	$20,506	$15,556
OPERATING COSTS AND EXPENSES:
Operating and occupancy costs	$3,713	$3,420	$10,715	$10,122
Selling, general and administrative expenses	$8,726	$3,742	$18,100	$11,668
Research and development expenses	$45	$266	$135	$607
Total Operating Expense before depreciaton & amortization	$12,484	$7,428	$28,950	$22,397
Operating Income/(Loss) before depreciation & amortization (EBITDA)	$(5,773)	$(2,278)	$(8,444)	$(6,841)
Depreciation and amortization	$415	$660	$1,236	$1,821
Gain/(Loss) from Continuing Operations	$(6,189)	$(2,938)	$(9,680)	$(8,662)
OTHER INCOME/(EXPENSES):
Amortization of discount on debt	$—	$(652)	$(530)	$(1,952)
Loss on early extinguishment of debt	$—	$—	$(5,039)	$—
Gain [loss] on mark-to-market of convertible note Instruments	$—	$1,163	$—	$3,794
Gain on settlement of legal claim	$—	$—	$1,257	$—
Other income/(expense), net	$185	$(251)	$(660)	$(976)
Gain/(Loss) from Continuing Operations before income tax	$(6,004)	$(2,678)	$(14,652)	$(7,796)
INCOME TAX	$(271)	$30	$(225)	$151
Net Income/(loss) from Continuing Operations	$(5,733)	$(2,708)	$(14,427)	$(7,947)
Gain/(Loss) from Discontinued Operations, net of tax (2006 includes gain from sale of AC business, $14,664 and gain from lawsuit settlement, $5,202, net of tax)	$—	$(1,777)	$19,602	$(6,530)
Net Income/(Loss)	$(5,733)	$(4,485)	$5,175	$(14,477)
BASIC/DILUTED NET LOSS PER SHARE FOR CONTINUING OPERATIONS	$(0.54)	$(0.25)	$(1.37)	$(0.75)
BASIC NET INCOME/(LOSS) PER SHARE FOR DISCONTINUED OPERATIONS	$—	$(0.17)	$1.86	$(0.62)
BASIC/DILUTED NET INCOME/(LOSS) PER COMMON SHARE	$(0.54)	$(0.42)	$0.49	$(1.37)
WEIGHTED AVERAGE SHARES - BASIC	10,549,423	10,549,130	10,549,326	10,529,321
WEIGHTED AVERAGE SHARES - DILUTED	10,549,423	10,549,130	10,565,632	10,529,321

Reconciliation of EBITDA to Net Income:

	13 Weeks Ended 9/30/2006	13 Weeks Ended 9/24/2005	39 Weeks Ended 9/30/2006	39 Weeks Ended 9/24/2005

Net Income/(loss) from Continuing Operations	$(5,733)	$(2,708)	$(14,427)	$(7,947)
Add back/(Subtract): Loss on early extinguishment of debt	$—	$—	$5,039	$—
Add back/(Subtract): Other income/(expense), net	$(185)	$251	$660	$976
Add back/(Subtract): Amortization of debt discount	$—	$652	$530	$1,952
Add back/(Subtract): Income tax expense	$(271)	$30	$(225)	$151
Add back/(Subtract): Depreciation and amortization	$415	$660	$1,236	$1,821
Add back/(Subtract) gain on settlement of legal claim	$—	$—	$(1,257)
Add back/(Subtract): mark-to-market of financial instruments related to conv. debt	$—	$(1,163)	$—	$(3,794)
EBITDA	$(5,773)	$(2,278)	$(8,444)	$(6,841)

BSML, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands, except share data)

	September 30, 2006	December 31, 2005

	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,692	$5,518
Trade accounts receivable, net	$610	$113
Inventories	$926	$375
Assets held for sale	$—	$12,214
Cash, restricted as to use	$3,500	$—
Prepaid expenses and other	$473	$1,159
Total current assets	$11,201	$19,379
Property and equipment, net	$4,640	$5,847
Cash, restricted as to use	$7,812	$1,466
Other assets	$924	$1,150
TOTAL ASSETS	$24,577	$27,842
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$2,027	$3,695
Accrued liabilities	$14,377	$7,533
Accrual for Center closures	$179	$403
Gift certificate liability	$982	$1,235
Smile Foreve - Deferred Revenue	$1,872	$1,197
Liabilities held for sale	$—	$803
Accrued interest due to a related party		$264
Long-term debt with related party - current portion	$—	$6,024
Convertible debt - current portion	$—	$6,828
Convertible debt with a related party - current portion	$—	$621
Financial instruments related to convertible debt - current portion	$—	$9
Capital lease obligations with related parties - current portion	$—	$73
Total current liabilities	$19,437	$28,685
LONG TERM LIABILITIES:
Accrual for Center closures	$331	$242
Smile Forever Deferred Revenue-LT	$972	$313
Other Long Term Liabilities	$935	$1,053
Total long-term liabilities	$2,238	$1,608
Total liabilities	$21,675	$30,293
SHAREHOLDERS’ EQUITY (DEFICIT):
Common stock, $.001 par value; 50,000,000 shares authorized; 10,549,130 shares issued and outstanding	$38	$38
Preferred Stock, no par value; 5,000,000 shares authorized and none issued or outstanding	$—	$—
Additional paid-in capital	$173,516	$173,340
Accumulated Deficit	$(170,652)	$(175,829)
Total shareholders’ equity (deficit)	$2,902	$(2,451)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$24,577	$27,842

SOURCE  BSML, Inc.
          -0-                                                  11/14/2006
          /CONTACT:  Kenneth A. Czaja, CFO, +1-925-941-6260/
          /Web site:  http://www.britesmile.com /